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                                                                     EXHIBIT 4.1





                               APACHE CORPORATION
                                     Issuer


                                       to


                            THE CHASE MANHATTAN BANK
                                    Trustee


                                _______________


                          FIRST SUPPLEMENTAL INDENTURE



                          Dated as of November 5, 1996


                           Supplemental to Indenture
                         Dated as of February 15, 1996


                                Debt Securities





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                          FIRST SUPPLEMENTAL INDENTURE


         This FIRST SUPPLEMENTAL INDENTURE, dated as of November 1, 1996 is between Apache Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal executive office located at One Post Oak Central, 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400, and The Chase Manhattan Bank, a banking corporation duly organized and existing under the laws of the State of New York (formerly known as Chemical Bank) (the "Trustee"), having its corporate trust office located at 450 West 33rd Street, 15th Floor, New York, New York 10001.


                                    RECITALS

         The Company has issued its 7.70% notes due 2026 in the aggregate principal amount of $100,000,000 and its 7.95% notes due 2026 in the aggregate principal amount of $180,000,000 pursuant to the Indenture dated as of February 15, 1996 (the "Indenture") between the Company and the Trustee.

         The Company may issue in the future additional Securities pursuant to the Indenture.

         Section 901 of the Indenture provides that the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may, without the consent of or notice to any of the Holders, enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing any provisions contained in the Indenture that do not adversely affect the interests of the Holders of any Securities then Outstanding. This First Supplemental Indenture is entered into pursuant to Section 901(6).

         The Company has duly authorized the execution and delivery of this First Supplemental Indenture, the conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been complied with and all things necessary to make this First Supplemental Indenture a valid amendment of, and supplement to, the Indenture have been done by the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the Company agrees with the Trustee that the Indenture is supplemental and amended, solely to the extent and for the purposes expressed herein, for the equal and proportionate benefit of all Holders, as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Unless the context otherwise requires, the terms defined in the Indenture shall, for all purposes of this First Supplemental Indenture, have the meanings therein defined.





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         SECTION 1.2.  Unless the context otherwise requires, the terms defined in this First Supplemental Indenture (including the preamble hereof) shall, for all purposes of the Indenture as supplemented and amended by this First Supplemental Indenture, have the meanings herein defined.

                                   ARTICLE II

                             AMENDMENT TO INDENTURE

         SECTION 2.1. Section 101 of the Indenture is supplemented and amended to add the following term:

                 "Senior Indebtedness" means the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding as of the date of execution of the Indenture or thereafter incurred, created or assumed:

                 (a) all indebtedness of the Company or any Subsidiary for money borrowed (including, without limitation, any indebtedness secured by a mortgage, conditional sales contract or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (ii) existing on property at the time of acquisition thereof);

                 (b) all indebtedness of the Company or any Subsidiary evidenced by notes, debentures, bonds, commercial paper or other securities sold by the Company or any Subsidiary for money;

                 (c) all lease obligations of the Company or any Subsidiary which are capitalized on the books of the Company in accordance with GAAP;

                 (d) all indebtedness of others of the kinds described in either of the preceding clauses (a) or (b) and all lease obligations of others of the kind described in the preceding clause (c) assumed by or guaranteed in any manner by the Company or any Subsidiary or in effect guaranteed by the Company or any Subsidiary through an agreement to purchase, contingent or otherwise;

                 (e) all obligations of the Company or any Subsidiary with respect to letters of credit issued in connection with indebtedness of others of the kind described in the preceding clauses (a) or (b) or lease obligations of the kind described in the preceding clause (c); and

                 (f) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses
         (a), (b) and (d), all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (c) and (d) and all renewals or extensions of obligations with respect to letters of credit of the kind described in the preceding clause (e);





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which, in each case, is an obligation payable by its terms more than one year from the date of incurrence thereof and should be shown on a balance sheet as a liability under GAAP; unless, in the case of any particular indebtedness, lease, obligation, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, obligation, renewal, extension or refunding is subordinate in right of payment to or is not at least pari passu with the Securities. Notwithstanding the foregoing, "Senior Indebtedness" does not include indebtedness owing, directly or indirectly, to any Affiliate or employee of the Company or arising under or in respect of any employee benefit plan of the Company or any of its Affiliates.


                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS


         SECTION 3.1. Nothing in this First Supplemental Indenture, express or implied, is intended or shall be construed to confer upon, or to give to, any person or corporation, other than the parties hereto, their successors and assigns, and the Holders, any right, remedy or claim under or by reason of this First Supplemental Indenture or any provision hereof; and the provisions of this First Supplemental Indenture are for the exclusive benefit of the parties hereto, their successors and assigns, and the Holders.

         SECTION 3.2. This First Supplemental Indenture shall for all purposes be deemed to be a contract made under, governed by and construed in accordance with the laws of the State of New York.

         In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any other provision required to be included in this First Supplemental Indenture or the Indenture by the Trust Indenture Act, such other provision which is so required to be included shall control.

         SECTION 3.3. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

         SECTION 3.3. The descriptive headings of the several Articles of this First Supplemental Indenture are inserted for convenience only and shall not affect the construction hereof.





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         SECTION 3.5.  This First Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 3.6. The Company represents and warrants that it is duly authorized under all applicable laws to execute and deliver this First Supplemental Indenture and that all corporate action on its part required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and their respective seals to be hereunto affixed and attested all as of the day and year first above written.

[SEAL]                                     APACHE CORPORATION



Attest:                                    By:
                                              --------------------------------
                                              Title:

                                           THE CHASE MANHATTAN BANK,
                                                as Trustee


Attest:                                    By:
                                              --------------------------------
                                               Title:





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STATE OF TEXAS            )
                          )
COUNTY OF HARRIS          )

         On the _____ day of ____________, 1996, before me personally came Matthew W. Dundrea, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of APACHE CORPORATION, a State of Delaware corporation, one of the persons described in and who executed the foregoing instrument; that he knows the seal of said Corporation; that the seal affixed to said instrument is such Corporation's seal; that it was so affixed by authority of the Board of Directors of said Corporation; and that he signed his name thereto by like authority.



[NOTARIAL SEAL]
                                                  -----------------------------
                                                  Notary Public





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STATE OF NEW YORK                 )
                                  )
COUNTY OF NEW YORK                )

         On the _____ day of ____________, 1996, before me personally came Andrew M. Deck, to me known, who, being by me duly sworn, did depose and say that he is the Senior Trust Officer of THE CHASE MANHATTAN BANK, a banking corporation organized and existing under the laws of the State of New York and successor to Chemical Bank, one of the persons described in and who executed the foregoing instrument; that he knows the seal of said Corporation; that the seal affixed to said instrument is such Corporation's seal; that it was so affixed by authority of the Board of Directors of said Corporation; and that he signed his name thereto by like authority.



[NOTARIAL SEAL]
                                                 ------------------------------
                                                  Notary Public





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